Exhibit 99.1

April 25, 2017

Cree Reports Financial Results for the Third Quarter of Fiscal Year 2017

DURHAM, N.C. -- Cree, Inc. (Nasdaq: CREE) today announced financial results for its third quarter of fiscal 2017, ended March 26, 2017, which results include the Company’s Wolfspeed segment being reported as part of the Company’s continuing operations. While the sale of Wolfspeed to Infineon Technologies AG (“Infineon”) was targeted to close during the quarter, the agreement was formally terminated on March 6, 2017 because the Committee on Foreign Investment in the United States (CFIUS) determined that the transaction could not be approved due to national security concerns. As a result, the Company's third fiscal quarter financial results included two items that would not have occurred if the Wolfspeed sale had closed. First, the Company was required to record an income tax expense charge of $86 million in the quarter to establish a valuation allowance on its US deferred tax assets and other deferred charges. In addition, the Company recorded an additional $12 million in expenses, net of tax, primarily associated with the resumption and catch-up of depreciation and amortization on Wolfspeed’s long lived assets, which was partially offset by the Infineon termination fee. Wolfspeed depreciation and amortization of its long lived assets had been suspended while the assets had been held for sale pending the closing of the Wolfspeed transaction.

Revenue for the third quarter of fiscal 2017 was $342 million, which represents a 7% decrease compared to revenue of $367 million for the third quarter of fiscal 2016 and a 15% decrease compared to the second quarter of fiscal 2017. GAAP net loss for the third quarter of fiscal 2017 was $99 million, or $1.02 per diluted share. This compares to GAAP net income of $152 thousand, or $0.00 per diluted share, for the third quarter of fiscal 2016. On a non-GAAP basis, net income for the third quarter of fiscal 2017 was $749 thousand, or $0.01 per diluted share, compared to non-GAAP net income for the third quarter of fiscal 2016 of $17 million, or $0.17 per diluted share. Excluding the two items mentioned above, which were not factored into the financial targets provided on January 24, 2017 based on the Company’s belief at that time that the Wolfspeed sale would be consummated, non-GAAP net income would have been $11 million, or $0.11 per diluted share, which is within the target range provided on January 24.

"Q3 non-GAAP results were within our target range,” stated Chuck Swoboda, Cree Chairman and CEO. “Our Wolfspeed and LED Products businesses performed at or above their targets for the quarter, while Lighting Products came in a little below plan due to softer market conditions and the lingering effects of the third party product driver issue that we mentioned in Q2. We believe the factors that impacted our lighting business are temporary and we target improvement in all three businesses in Q4.”

Reconciliation of Results to Previously Announced Targets

The following table illustrates how the results for the third quarter of fiscal 2017, when adjusted for the items relating to the termination of the Wolfspeed transaction discussed above, compare to the targets announced when the Company believed the Wolfspeed transaction would be consummated during the quarter (in thousands, except per share amounts).

	Three Months Ended
	March 26, 2017, As Reported	Wolfspeed Transaction Termination Adjustments	March 26, 2017, As Adjusted	March 26, 2017 Guidance Targets
GAAP:
Revenue	$341,505	$—	$341,505	$340 million to $370 million
Net loss	($99,013)	$98,392	($621)	($1 million) to $3 million
Diluted loss per share	($1.02)	$1.01	($0.01)	($0.01) to $0.03

Shares used in diluted per share calculation	97,346	97,346	97,346

Non-GAAP:
Revenue	$341,505	$—	$341,505	$340 million to $370 million
Net income	$749	$10,344	$11,093	$10 million to $18 million
Diluted earnings per share	$0.01	$0.10	$0.11	$0.10 to $0.18

Shares used in diluted per share calculation	97,346	97,346	97,346

For additional information and reconciliations with respect to these amounts, please see the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

The $98.4 million GAAP Wolfspeed transaction termination adjustments above represent (a) the establishment of the tax valuation allowance of $85.5 million, plus (b) the resumption and catch-up of depreciation and amortization of Wolfspeed long-lived assets of $17.7 million, minus (c) the Wolfspeed transaction termination fee of $12.5 million and plus (d) transaction costs related to the Wolfspeed transaction termination of $4.3 million, plus (3) the income tax effect of items (b), (c) and (d) of $3.4 million.

The $10.3 million non-GAAP Wolfspeed transaction termination adjustments above represent the resumption and catch-up of depreciation and amortization of Wolfspeed long-lived assets of $15.2 million, net of the income tax effect of $4.9 million. The GAAP depreciation and amortization adjustment is $2.5 million greater because it includes the amortization of Wolfspeed acquired intangibles where the non-GAAP adjustment does not.

Announcement of Joint Venture:

Today Cree also announced that it is forming a joint venture, to be called Cree Venture LED Company Ltd., with San'an Optoelectronics Company Inc. (Xiamen, China) to produce and deliver to market high performing, mid-power lighting class LEDs in an exclusive arrangement to serve the expanding markets of North and South America, Europe and Japan.

Business Outlook:

For its fourth quarter of fiscal 2017 ending June 25, 2017, Cree targets revenue in a range of $340 million to $360 million. GAAP net loss is targeted at a $16 million loss to $22 million loss, or a $0.16 to $0.23 loss per diluted share.

Non-GAAP net income is targeted in a range of $2 million to $7 million, or $0.02 to $0.07 per diluted share. Targeted non-GAAP income excludes $23 million, net of tax, of expenses related to stock-based compensation expense and the amortization or impairment of acquisition-related intangibles. Our fourth quarter GAAP and non-GAAP targets include $3 million+/- of expenses related to non-recurring costs from our Lighting Products business right-sizing initiatives and joint venture start-up costs. The GAAP and non-GAAP targets do not include any estimated change in the fair value of Cree’s Lextar investment.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal 2017 third quarter results and the fiscal 2017 fourth quarter business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is a leading innovator of lighting-class LEDs, lighting products and wide bandgap semiconductor products for power and radio frequency (RF) applications. Cree’s product families include LED lighting systems and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, SiC materials, power devices and RF devices. Cree’s products are driving improvements in applications such as commercial and consumer general illumination, video screens, electronic signs and signals, motor drives, power supplies, EV charging, solar, traction, transportation, radar, communications, telecom, data link and broadband amplifiers.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our commercial Lighting results will continue to suffer if new issues arise regarding issues related to product quality of supplied components for this business; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs, including costs associated with warranty returns or the potential recall of our products; the risk that retail customers may alter promotional pricing, increase promotion of a competitor's products over our products or reduce their inventory levels, all of which could negatively affect product demand; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk that we have an increasingly complex supply chain and its ability to scale to enable maintaining a sufficient supply of raw materials, subsystems and finished products with the required specifications and quality; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions, divestitures, joint ventures or investments generally; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 26, 2016, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® is a registered trademark and Wolfspeed™ is a trademark of Cree, Inc.

CREE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(in thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
	March 26, 2017	March 27, 2016	March 26, 2017	March 27, 2016
Revenue, net	$341,505	$366,919	$1,114,064	$1,228,214
Cost of revenue, net	255,429	257,886	777,490	854,163
Gross profit	86,076	109,033	336,574	374,051
Gross margin percentage	25.2%	29.7%	30.2%	30.5%

Operating expenses:
Research and development	41,451	41,871	119,292	127,363
Sales, general and administrative	68,165	64,489	213,136	214,443
Amortization or impairment of acquisition-related intangibles	8,362	7,318	20,707	21,442
Loss (gain) on disposal or impairment of long-lived assets	500	(104)	1,541	16,483
Wolfspeed transaction termination fee	(12,500)	—	(12,500)	—
Total operating expenses	105,978	113,574	342,176	379,731

Operating loss	(19,902)	(4,541)	(5,602)	(5,680)
Operating loss percentage	(5.8)%	(1.2)%	(0.5)%	(0.5)%

Non-operating income (expense), net	9,865	717	4,946	(14,075)
Loss before income taxes	(10,037)	(3,824)	(656)	(19,755)
Income tax expense (benefit)	88,976	(3,976)	91,574	(8,860)
Net (loss) income	($99,013)	$152	($92,230)	($10,895)

Diluted (loss) earnings per share	($1.02)	$—	($0.93)	($0.11)

Shares used in diluted per share calculation	97,346	101,221	98,791	102,157

CREE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	March 26, 2017	June 26, 2016

ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$591,877	$605,305
Accounts receivable, net	149,508	165,611
Income tax receivable	7,453	6,304
Inventories	291,133	303,542
Prepaid expenses	23,200	26,810
Other current assets	32,138	44,788
Current assets held for sale	4,062	4,347
Total current assets	1,099,371	1,156,707
Property and equipment, net	574,275	599,723
Goodwill	618,828	618,828
Intangible assets, net	281,535	302,810
Other long-term investments	42,759	40,179
Deferred income taxes	12,140	38,564
Other assets	8,266	9,249
Total assets	$2,637,174	$2,766,060

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$124,968	$132,286
Accrued salaries and wages	41,818	44,642
Other current liabilities	40,615	46,071
Total current liabilities	207,401	222,999

Long-term liabilities:
Long-term debt	153,000	160,000
Deferred income taxes	46,699	943
Other long-term liabilities	19,827	14,294
Total long-term liabilities	219,526	175,237

Shareholders’ equity:
Common stock	120	125
Additional paid-in-capital	2,403,741	2,359,584
Accumulated other comprehensive income, net of taxes	3,240	8,728
Accumulated deficit	(196,854)	(613)
Total shareholders’ equity	2,210,247	2,367,824
Total liabilities and shareholders’ equity	$2,637,174	$2,766,060

CREE, INC.
UNAUDITED FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the three and nine months ended March 26, 2017 and the three and nine months ended March 27, 2016. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment. As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	March 26, 2017	March 27, 2016	Change
Lighting Products revenue	$154,045	$187,714	($33,669)	(18)%
Percent of revenue	45%	51%
LED Products revenue	131,327	135,552	(4,225)	(3)%
Percent of revenue	39%	37%
Wolfspeed revenue	56,133	43,653	12,480	29%
Percent of revenue	16%	12%
Total revenue	$341,505	$366,919	($25,414)	(7)%

	Nine Months Ended
	March 26, 2017	March 27, 2016	Change
Lighting Products revenue	$546,805	$690,715	($143,910)	(21)%
Percent of revenue	49%	56%
LED Products revenue	406,858	407,873	(1,015)	—%
Percent of revenue	37%	33%
Wolfspeed revenue	160,401	129,626	30,775	24%
Percent of revenue	14%	11%
Total revenue	$1,114,064	$1,228,214	($114,150)	(9)%

	Three Months Ended
	March 26, 2017	March 27, 2016	Change
Lighting Products gross profit	$35,355	$48,808	($13,453)	(28)%
Lighting Products gross margin	23.0%	26.0%
LED Products gross profit	32,385	42,829	(10,444)	(24)%
LED Products gross margin	24.7%	31.6%
Wolfspeed gross profit	26,396	22,750	3,646	16%
Wolfspeed gross margin	47.0%	52.1%
Unallocated costs	(3,459)	(5,354)	1,895	(35)%
Depreciation and amortization adjustment	(4,601)	—	(4,601)	N/A
Consolidated gross profit	$86,076	$109,033	($22,957)	(21)%
Consolidated gross margin	25.2%	29.7%

	Nine Months Ended
	March 26, 2017	March 27, 2016	Change
Lighting Products gross profit	$159,415	$190,531	($31,116)	(16)%
Lighting Products gross margin	29.2%	27.6%
LED Products gross profit	115,499	127,645	(12,146)	(10)%
LED Products gross margin	28.4%	31.3%
Wolfspeed gross profit	74,737	70,990	3,747	5%
Wolfspeed gross margin	46.6%	54.8%
Unallocated costs	(13,077)	(15,115)	2,038	(13)%
Consolidated gross profit	$336,574	$374,051	($37,477)	(10)%
Consolidated gross margin	30.2%	30.5%

Reportable Segments Description

The Company's Lighting Products segment primarily consists of LED lighting systems and bulbs. The Company's LED Products segment includes LED chips and LED components. The Company's Wolfspeed segment includes power devices, RF devices, and SiC materials.

Financial Results by Reportable Segment

The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of income (loss) must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated income before taxes.

The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated.

Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans and matching contributions under the Company's 401(k) Plan. In addition, as a result of the termination of the Wolfspeed sale transaction the Company recognized the depreciation and amortization "catch-up" that would have been recognized had the Wolfspeed assets been continuously held and used. This catch-up depreciation and amortization adjustment was also not allocated when evaluating segment performance for the three months ended March 26, 2017.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating income, non-GAAP non-operating income, net, non-GAAP net income, non-GAAP earnings per diluted share and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP expenses, which are expenses less expenses in the various categories described below. Both our GAAP targets and non-GAAP targets do not include any estimated changes in the fair value of our Lextar investment.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
LED business restructuring charges or gains. In June 2015, Cree’s board of directors approved a plan to restructure the LED business. The restructuring, which was completed during fiscal 2016, reduced excess capacity and overhead in order to improve the cost structure moving forward. The components of the restructuring included the planned sale or abandonment of certain manufacturing equipment, facility consolidation and the elimination of certain positions. Because these charges relate to assets which have been retired prior to the end of their estimated useful lives and severance costs for eliminated positions, Cree does not consider these charges to be reflective of ongoing operating results. Similarly, Cree does not consider realized gains or losses on the sale of assets relating to the restructuring to be reflective of ongoing operating results.
Changes in the fair value of our Lextar investment. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.
Transaction costs and termination fee associated with the terminated sale of the Wolfspeed business. The Company has incurred transaction costs in conjunction with the previously proposed sale of its Wolfspeed business to Infineon. In addition, as a result of the termination of the agreement to sell the Wolfspeed business, Infineon paid a termination fee to the Company. Because these costs were incurred relative to a portion of the business which was previously reported as discontinued operations in fiscal 2017, Cree does not consider these charges to be reflective of ongoing operating results.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. Non-GAAP net income is presented using a non-GAAP tax rate. The Company’s non-GAAP tax rate represents a recalculation of the GAAP tax rate reflecting the exclusion of the non-GAAP items.
Cree expects to incur many of these same expenses, including income taxes associated with these expenses, in future periods. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it is excludes certain mandatory expenditures such as debt service.

CREE, INC.
Unaudited Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)

Non-GAAP Gross Margin

	Three Months Ended		Nine Months Ended
	March 26, 2017	March 27, 2016	March 26, 2017	March 27, 2016
GAAP gross profit	$86,076	$109,033	$336,574	$374,051
GAAP gross margin percentage	25.2%	29.7%	30.2%	30.5%
Adjustment:
Stock-based compensation expense	2,229	3,078	8,012	9,221
Non-GAAP gross profit	$88,305	$112,111	$344,586	$383,272
Non-GAAP gross margin percentage	25.9%	30.6%	30.9%	31.2%

Non-GAAP Operating Income

	Three Months Ended		Nine Months Ended
	March 26, 2017	March 27, 2016	March 26, 2017	March 27, 2016
GAAP operating loss	($19,902)	($4,541)	($5,602)	($5,680)
GAAP operating loss percentage	(5.8)%	(1.2)%	(0.5)%	(0.5)%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	2,229	3,078	8,012	9,221
Research and development	2,542	3,694	8,468	10,554
Sales, general and administrative	6,790	8,084	21,937	24,539
Total stock-based compensation expense	11,561	14,856	38,417	44,314
Amortization or impairment of acquisition-related intangibles	8,362	7,318	20,707	21,442
LED business restructuring charges	(5)	(1,139)	15	17,576
Transaction costs related to the terminated sale of the Wolfspeed business	6,854	287	11,826	2,515
Wolfspeed transaction termination fee	(12,500)	—	(12,500)	—
Total adjustments to GAAP operating loss	14,272	21,322	58,465	85,847
Non-GAAP operating (loss) income	($5,630)	$16,781	$52,863	$80,167
Non-GAAP operating (loss) income percentage	(1.6)%	4.6%	4.7%	6.5%

Non-GAAP Non-Operating Income, net

	Three Months Ended		Nine Months Ended
	March 26, 2017	March 27, 2016	March 26, 2017	March 27, 2016
GAAP non-operating income (loss), net	$9,865	$717	$4,946	($14,075)
Adjustment:
Net changes associated with equity method investments	(8,445)	210	(2,596)	15,892
Non-GAAP non-operating income, net	$1,420	$927	$2,350	$1,817

Non-GAAP Net Income

	Three Months Ended		Nine Months Ended
	March 26, 2017	March 27, 2016	March 26, 2017	March 27, 2016
GAAP net (loss) income	($99,013)	$152	($92,230)	($10,895)
Adjustments:
Stock-based compensation expense	11,561	14,856	38,417	44,314
Amortization or impairment of acquisition-related intangibles	8,362	7,318	20,707	21,442
LED business restructuring charges	(5)	(1,139)	15	17,576
Transaction costs related to the terminated sale of the Wolfspeed business	6,854	287	11,826	2,515
Wolfspeed transaction termination fee	(12,500)	—	(12,500)	—
Net changes associated with equity method investments	(8,445)	210	(2,596)	15,892
Total adjustments to GAAP net (loss) income before provision for income taxes	5,827	21,532	55,869	101,739
Income tax effect	93,935	(4,489)	82,188	(22,226)
Non-GAAP net income	$749	$17,195	$45,827	$68,618

Earnings per share
Non-GAAP diluted (loss) earnings per share	$0.01	$0.17	$0.46	$0.67

Shares used in non-GAAP diluted earnings per share calculation
Non-GAAP shares used	97,346	101,221	98,791	102,157

Free Cash Flow

	Three Months Ended		Nine Months Ended
	March 26, 2017	March 27, 2016	March 26, 2017	March 27, 2016
Cash flows from operations	$43,440	$14,967	$163,154	$138,763
Less: PP&E spending	(21,684)	(17,888)	(56,895)	(99,692)
Less: Patents spending	(3,040)	(3,406)	(8,876)	(11,034)
Total free cash flow	$18,716	($6,327)	$97,383	$28,037

Reconciliation of Results to Previously Announced Targets Detail

GAAP Net Income as Adjusted for Wolfspeed Transaction Termination

Three Months Ended
March 26, 2017
GAAP net loss, as above	($99,013)
Adjustments:
Valuation allowance against U.S. deferred tax assets and other deferred charges	85,540
Resumption and catch-up of depreciation and amortization of Wolfspeed long-lived assets	17,651
Wolfspeed transaction termination fee	(12,500)
Transaction costs related to the terminated sale of the Wolfspeed business	4,341
Income tax effect	3,360
Total adjustments	98,392
GAAP net income as adjusted for Wolfspeed transaction termination	($621)

Non-GAAP Net Income as Adjusted for Wolfspeed Transaction Termination

Three Months Ended
March 26, 2017
Non-GAAP net income, as above	$749
Adjustments:
Resumption and catch-up of depreciation and amortization of Wolfspeed long-lived assets	15,226
Income tax effect	(4,882)
Total adjustments	10,344
Non-GAAP net income as adjusted for Wolfspeed transaction termination	$11,093

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
Fax: 919-407-5615
investorrelations@cree.com

Source: Cree, Inc.